Exhibit 99.1

CUSIP No. 112585104	SCHEDULE 13D

JOINT FILING AGREEMENT

This will confirm the agreement among the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of the Class A Limited Voting Shares of Brookfield Asset Management Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: April 8, 2021	PARTNERS VALUE INVESTMENTS LP, by its general partner, PVI MANAGEMENT INC.
	By:	/s/ Kathy Sarpash
		Name:	Kathy Sarpash
		Title:	Senior Vice President and General Counsel

PARTNERS VALUE SPLIT CORP.
	By:	/s/ Kathy Sarpash
		Name:	Kathy Sarpash
		Title:	Senior Vice President and General Counsel

PARTNERS LIMITED
	By:	/s/ Kathy Sarpash
		Name:	Kathy Sarpash
		Title:	Secretary